UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-1

Amendment #2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Silverton Adventures, Inc.
(Exact Name of registrant in its charter)

Nevada	2759	80-5072317
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5070 Arville Street #7
Las Vegas, Nevada 89118
(702) 876-1539
(Address and telephone number of principal executive offices)

R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., PMB B-175
Glendora, California 91741
Telephone (626) 429-9634
Fax (702) 940-2450
(Name, address and telephone number of agent for service)

Copies to:
R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., PMB B-175
Glendora, California 91741 Telephone (626) 429-9634 Fax (702) 940-2450

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$100,000.00	$0.10	$100,000.00	$3.93

(1)

This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Silverton Adventures, Inc.

1,000,000 Shares of Common Stock

$0.10 per share

Silverton Adventures, Inc. (“SAI” or the "Company") is offering on a best-efforts basis a minimum of 250,000 and a maximum of 1,000,000 shares of its common stock at a price of $0.10 per share.  The shares are intended to be sold directly through the efforts of Sarit Mor and Sandra Frasier-Smith, our sole officers and directors.  The intended methods of communication include, without limitation, telephone and personal contacts.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Randall Brumbaugh, Esq. - Trust Account fbo Silverton Adventures, Inc.  All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Silverton Adventures, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares is completed, (ii) anytime after the minimum offering of 250,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

Prior to this offering, there has been no public market for Silverton Adventures, Inc.'s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0.10
Minimum	250,000	$25,000	$0.00	$25,000
Maximum	1,000,000	$100,000	$0.00	$100,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated December 16, 2008

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

Silverton Adventures, Inc. ("SAI" or the "Company"), was originally incorporated in the State of Nevada on May 31, 2006 as Mor Travel, Inc. On December 26, 2007, the Company changed its name to Silverton Adventures, Inc. The Company currently operates under the dba Silverton Print and Mail in Clark County, Nevada. The Company is a development stage company with the principal business objective of providing printing and mailing services to companies nationwide. The Company plans on completing the printing and mailing from its corporate offices depending on the size of the job. In other cases, the Company has developed accounts with wholesale printers who are more equipped to handle large print and mailing orders.

We are a small, start-up company that lacks a stable customer base.  Since our inception on May 31, 2006 to the present, we have generated only nominal revenues. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-the-Counter Bulletin Board upon the effectiveness of this prospectus and closure of the offering.

Silverton Adventures, Inc. currently has two individuals acting as the sole officers and directors or the company.  These individuals allocate time and personal resources to the Company on a part-time basis.

As of the date of this prospectus, we have 11,000,000 shares of $0.001 par value common stock issued and outstanding.

Silverton Adventures, Inc.’s operations and corporate offices are located at 5070 Arville Street #7, Las Vegas, Nevada 89118, with a telephone number of (702) 876-1539.

Silverton Adventures, Inc.’s fiscal year end is June 30.

THE OFFERING

Silverton Adventures, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 250,000 and a maximum of 1,000,000 shares of its common stock at a price of $0.10 per share.  The proceeds from the sale of the shares in this offering will be payable to "Randall Brumbaugh, Esq. - Trust Account fbo Silverton Adventures, Inc." and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  No interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to Randall Brumbaugh, Esq. fbo Silverton Adventures, Inc., at the address provided on the Subscription Agreement.  Failure to do so will result in checks being returned to the investor who submitted the check.  Silverton Adventures, Inc.’s trust agent, Randall Brumbaugh, Esq., acts as legal counsel for Silverton Adventures, Inc. and therefore, may not be considered an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Silverton Adventures, Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company.  The offering may terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares is completed, (ii) anytime after the minimum offering of 250,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90)

days of the close of the offering, or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Silverton Adventures, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

Silverton Adventures, Inc. has not presently secured a transfer agent but will identify one prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANACAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of Operations Data

Inception May 31, 2006 through September 30, 2008

REVENUES	$10,379

Cost of Sales	2,761

Gross Margin	7,978

EXPENSES

General and Administrative	30,040
Depreciation	880

Total Expenses	30,920

LOSS FROM OPERATIONS	(22,942)

INCOME TAX EXPENSE	-

NET LOSS	$(22,942)

BASIC LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	11,000,000

Balance Sheets Data

September 30, 2008
ASSETS

Current Assets

Cash	$32
Accounts Receivable	-

Total current assets	32

Equipment	6,663

TOTAL ASSETS	$6,663

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts Payable	$9,327
Bank Overdraft	-
Due to Shareholder	6,075

Total Current Liabilities	15,402

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock, 75,000,000 shares authorized at par value of $0.001,
11,000,000 and 11,000,000 shares issued and outstanding	11,000
Additional Paid In Capital	3,235
Accumulated Deficit	(22,942)

Total Stockholders’ Equity (Deficit)	(8,707)

TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY (DEFICIT)	$6,695

(Balance of the Page Intentionally Left Blank)

RISK FACTORS

Investment in the securities offered herein is speculative, is subject to a number of risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects.  Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions.  The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document.  Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve known and unknown risks and uncertainties.  In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected.  In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document.  In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Silverton Adventures, Inc.’s operations depend solely on the efforts of Sarit Mor and Sandra Frasier-Smith, the sole officers and directors of the Company.  Ms. Mor and Ms. Frasier-Smith have no experience related to public company management.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

Ms. Mor and Ms. Frasier-Smith, our sole officers and directors, are involved in other employment opportunities and may periodically face a conflict in selecting between Silverton Adventures, Inc. and other personal and professional interests.  The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the Company loses Ms. Mor and Ms. Frasier-Smith to other pursuits without a sufficient warning, we may, consequently, go out of business.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OEPRATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced business operations and have earned nominal revenues to date.  We possess no operating history and nor any prior experience in managing a public company.  There is no assuredness as to successful operations by us.  It is not possible at this time to predict success with any degree of assurance due to problems associated with the commencement of new business.  An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces.  Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations.  These include, but are not limited to, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unknown or unexpected additional costs and expenses that may exceed current estimates.  Also, to date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application.  There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Sarit Mor, an officer and director of the company, beneficially owns 90.91% of the outstanding common stock at the present time.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold, she would retain 88.89% ownership in our common stock.  In the event the maximum offering is attained, she will own 83.33% of our outstanding common stock.  This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have not generated limited revenues.  Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES.

We expect to earn revenues solely in our chosen business area.  In the opinion of our sole officers and directors, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date the minimum offering is achieved.  However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources.  To date, we have funded our operations with limited initial capital and have not generated funds from operations to be profitable or to maintain consistent operations.  Unless we begin to generate sufficient revenues to finance operations as a going concern on a consistent basis, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to cease operations if additional financing is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  The majority of our issued and outstanding common stock is currently held by Sarit Mor, an officer and director of the Company.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Sarit Mor, who also serves as an officer and director, acquired a total of 10,000,000 restricted shares of our common stock at a price valued at the par value of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (11,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by Sarit Mor and Sandra Frasier-Smith, sole officers and directors of the Company, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of Sarit Mor and Sandra Frasier-Smith, the sole officers and directors of the Company. The Company has no other full or part-time individuals devoted to the development of our company.  Furthermore, the Company does not maintain key man life insurance.  Without an employment contract, we may lose Ms. Mor and Ms. Frasier-Smith, the sole officers and directors of the Company, to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

Sarit Mor and Sandra Frasier-Smith, the sole officers and directors of the Company, are involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we lose Ms. Mor and Ms. Frasier-Smith to other pursuits without a sufficient warning, we may be forced to terminate our operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

As of the date of this Prospectus, we have had started operations and generated limited revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR SOLE OFFICERS AND DIRECTORS WORKS ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Sarit Mor and Sandra Frasier-Smith, the sole officers and directors of the Company. Ms. Mor and Ms. Frasier-Smith have no experience related to public company management. Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacles.

Ms. Mor and Ms. Frasier-Smith are involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose Ms. Mor and Ms. Frasier-Smith to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

The Company has not substantially commenced its planned business strategy and does not have any significant sales and marketing capabilities in place yet.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop effective operational capabilities.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and consequently may be forced to cease operations.

The Company may also be unable to obtain sufficient quantities of quality clientele on acceptable commercial terms because it does not have any long term agreements or commitments in place.  Our business would be seriously harmed if we were unable to develop and maintain marketing relationships on acceptable terms.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS.

Our business depends on our ability to acquire a steady base of customers and to be able to anticipate the needs of that customer base on a timely basis.  Given that we are in the development stage, we may be unable to accurately anticipate the development of a customer base or be able to accommodate and service their needs.  If we fail to anticipate customer demand properly or have a delay in the establishment of a substantial, reliable customer base, our business may be seriously, adversely affected to the extent that we may terminate operations.

If the Company does not successfully launch and market its Internet site at www.Silvertoninc.com, it may not be able to continue to attract new customers.  Consequently, our success may depend on our ability to market our proposed website.  This site is intended to play a vital role in our marketing, advertising and operational activities, without which our ability to generate consumer awareness may be limited.  If we fail to publish and subsequently upgrade our web site in a timely manner, we may lose potential customers thus having a potentially severe, adverse effect on our operations.

IF OUR COMPUTER SYSTEMS AND INTERNET INFRASTRUCTURE FAIL, WE WILL BE UNABLE TO EFFICIENTLY CONDUCT OUR BUSINESS.

The performance of our computer hardware and the internet infrastructure created thereunder is critical to attract web viewers and eventually, new customers.  Any system failure that causes an interruption in service or a decrease in responsiveness of our web site could result in an impairment of traffic on our web site and, if sustained or repeated, could materially harm our reputation and the attractiveness of our brand name.  Our servers may be vulnerable to computer viruses, unauthorized intrusions, physical tampering and similar disruptions, as well as normal, yet equally unpredictable equipment failures. The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, resulting adversely on our operations and financial condition.  Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business, result of operations and financial condition.  To the extent that we do not effectively address any capacity constraints, such constraints would have a material adverse effect on its business, result of operations and financial condition.

FAILURE BY THE COMPANY TO ANTICIPATE AND RESPOND TO CHANGES IN CONSUMER PREFERENCES MAY ADVERSELY AFFECT REVENUES.

Any change in the preferences of our potential customers or developments in the industry that the Company fails to anticipate and adapt to could reduce customer base and the demand for our services.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict.  When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.  THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

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ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to fully implement our business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	25,000	100.00	50,000	100.00	100,000	100.00

Offering Expenses
Legal and professional fees	2,500	10.00	2,500	5.00	2,500	2.50
Accounting fees	2,000	8.00	2,000	4.00	2,000	2.00
Escrow Fees	1,500	6.00	1,500	3.00	1,500	1.50
Total Offering Expenses	6,000	24.00	6,000	12.00	6,000	6.00

Net Proceeds from Offering	19,000	76.00	44,000	88.00	94,000	94.00

Use of Net Proceeds
Accounting fees	3,000	12.00	3,000	6.00	3,000	3.00
Legal and professional fees	5,000	20.00	5,000	10.00	5,000	5.00
Printing Equipment	1,000	4.00	2,000	4.00	12,500	12.50
Printing Supplies	1,000	4.00	1,000	2.00	3,500	3.50
Part Time Employee	-	-	5,000	10.00	15,000	15.00
Sales and marketing	2,000	8.00	10,000	20.00	20,000	20.00
Working capital (1)	7,000	28.00	18,000	36.00	35,000	35.00

Total Use of Net Proceeds	19,000	76.00	44,000	88.00	94,000	94.00
Total Use of Proceeds	25,000	100.00	50,000	100.00	100,000	100.00

Notes:

(1)  The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $85,638 or $0.00076 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.09286 per share while our present stockholders will receive an increase of $0.00790 per share in the net tangible book value of the shares they hold. This will result in a 92.86% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.10	$0.10

Book Value Per Share Before the Offering	$(0.00076)	$(0.00076)

Book Value Per Share After the Offering	$0.00095	$0.00076

Net Increase to Original Shareholders	$0.001719	$0.09286

Decrease in Investment to New Shareholders	$0.09905	$0.09286

Dilution to New Shareholders (%)	99.05%	92.86%

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ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Our common stock is currently held by three (3) shareholders of record.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor or that we will be successful.  In the absence of listing, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Sarit Mor and Sandra Frasier-Smith, our sole officers and directors.  Potential investors include, but are not limited to, family, friends and acquaintances of Sarit Mor and Sandra Frasier-Smith and their associates.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Sarit Mor and Sandra Frasier-Smith will not receive commissions for any sales originated on our behalf.  We believe that Sarit Mor and Sandra Frasier-Smith are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, as to Ms. Mor and Ms. Frasier-Smith, they:

1.  Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.  Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.  Are not an associated person of a broker or dealer; and

4.  Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.  Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months;

and

c.  Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within rule 415 registration.

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Randall Brumbaugh, Esq. Trust Account fbo Silverton Adventures, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  Failure to reach the minimum offering will result in checks being returned to the investor, who submitted the check.  No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable.   All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Silverton Adventures, Inc. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires (unless an additional 180 days if so extended by the Company), whichever event first occurs.  Thereafter, this escrow agreement shall terminate.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00.  [See Exhibit 99(a)].

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable.  The Company expressly reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within ten (10) business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Silverton Adventures, Inc. is authorized to issue 75,000,000 shares of common stock, $0.001 par value.  The company has issued 11,000,000 shares of common stock to date held by three (3) shareholders of record.

The holders of Silverton Adventures, Inc.’s common stock:

1.  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.  Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation,

dissolution, or otherwise winding up of corporate affairs;

3.  Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.  Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non assessable and free of preemptive rights.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Silverton Adventures, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Silverton Adventures, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Silverton Adventures, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Silverton Adventures, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Randall Brumbaugh is special legal counsel to the Company. Mr. Brumbaugh has a business address of 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741.  Mr. Brumbaugh has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement.  As payment for such services, Mr. Brumbaugh was paid $1,500.  Mr. Brumbaugh has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Summary

Silverton Adventures, Inc. ("SAI" or the "Company"), incorporated in the State of Nevada on May 31, 2006 as Mor Travel, Inc. On December 26, 2007, the Company changed its name to Silverton Adventures, Inc. The Company is a development stage company with the principal business objective of providing printing and mailing services to companies nationwide. The Company plans on completing the printing and mailing from its corporate offices depending on the size of the job. In other cases, the Company has developed accounts with wholesale printers who are more equipped to handle large print and mailing orders. Our mission is to provide the highest quality print and mail services to our clients.

Silverton Adventures, Inc. incorporated in the State of Nevada on May 31, 2006 under the name Mor Travel, Inc.  On December 26, 2007, the Company changed its name to Silverton Adventures, Inc. The Company now operates under the DBA Silverton Print and Mail. Since inception, we have generated nominal revenues and have incurred a cumulative net loss as reflected in the financial statements.  The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Silverton Adventures, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, we have had only limited start-up operations and have not generated any significant revenues.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Silverton Adventures, Inc.’s operations and corporate offices are located at 5070 Arville Street #7, Las Vegas, Nevada 89118, with a telephone number of (702) 876-1539.

Silverton Adventures, Inc.’s fiscal year end is June 30.

Product Development

The Company’s mission is to provide small and large businesses a printing and mailing services of a wide variety of products (See list below). Also, the Company will provide a mailing service which will include Automated Presort and Insert and Address. This service will be primarily for companies that want to save money on postage. Instead of paying $0.42 for a first class letter, Silverton will sort the mail pieces by zip codes saving the customer almost 50% in postage costs.

The following are print and mail services offered by the Company:

•

Business Cards

•

Carbonless Forms

•

Catalogs/Booklets

•

Flyers

•

Posters

•

Graphic Design

•

Automated Presort

•

Brochures

•

Copying

•

Envelopes

•

Letterhead

•

Postcards

•

Presentation Folders

•

Insert and Address

Marketing

The Company is gearing up to be a direct marketer of printing and mailing to businesses nationwide. The Company will be placing Yellow Page advertisements offering our services under the classification of printers and mailers in major cities throughout the United States. Even though the Company maintains its facility in Las Vegas, Nevada, the Company will ship all orders directly to the customer for a small shipping charge. Additionally, the Company plans to constantly mail postcards throughout the United States to new and upcoming businesses that have been recently approved for a business license.

The Company operates a fully operational web site at www.silvertoninc.com. Through this web site, clients can place orders and review all current services available and make purchases via a major credit card.

Number of Total Employees and Number of Full Time Employees

Silverton Adventures, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officers and directors to establish business operations and perform or supervise the minimal services required at this time.  We believe that our operations are currently on a small scale and manageable by us. There are no full time employees to date.  The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 5070 Arville Street #7, Las Vegas, Nevada 89118. This facility is currently being provided to the Company pursuant to a sub-lease from its officers and directors.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

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LEGAL PROCEEDINGS

Sarit Mor and Sandra Frasier-Smith, the sole officers and directors of the Company, have not been convicted in any criminal proceeding.

Sarit Mor and Sandra Frasier-Smith, the sole officers and directors of the Company, have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Sarit Mor and Sandra Frasier-Smith, the sole officers and directors of the Company, have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Silverton Adventures, Inc. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Silverton Adventures, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Silverton Adventures, Inc.;

2. There are currently 11,000,000 shares of our common stock held by our sole officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (11,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Silverton Adventures, Inc. has 11,000,000 shares of $0.001 par value common stock issued and outstanding held by three (3) shareholders of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Silverton Adventures, Inc. was incorporated on May 31, 2006.  As of the date of this document, we have generated nominal revenues and substantial expenses.  This resulted in a net loss of $22,942 since inception, which is attributable to general and administrative expenses.

Since incorporation, we have financed our operations primarily through minimal initial capitalization.

To date we have not implemented our fully planned principal operations.  Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of revenues in the next 12 months is important in the execution of the plan of operations.  However, we cannot guarantee that it will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

Silverton Adventures, Inc.’s management does not expect to conduct any research and development.

Silverton Adventures, Inc. currently does not own any significant plant or equipment that it would seek to purchase or sell in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months.  Currently, we believe the services provided by our sole officer and director is sufficient at this time.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Moore & Associates, Chartered, 2675 South Jones Boulevard, Suite 109, Las Vegas, Nevada 89146.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Sarit Mor(2)	47	President, Treasurer, and Director Chief Executive and Accounting Officer	Inception – Current
Sandra Frasier-Smith	54	Secretary and Director Chief Financial Officer	November 2007

Notes:

(1)  Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2)  Ms Mor and Ms. Frasier-Smith have outside interests and obligations to other than Silverton Adventures, Inc.  Ms Mor and Ms. Frasier-Smith intend to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, Silverton Adventures, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Sarit Mor – President, Treasurer, Chief Executive Officer, Chief Accounting Officer, and Director – (r) Ms. Mor has more than 20 years of experience in photo processing, printing, processing bulk mailings, mass production and project management.  Ms. Mor’s experience leans heavily towards the manufacturing of printed material and operations management. Since 1997, Ms. Mor has been an employee of Color Reflections which specializes in a wide range of services related to professional photo and digital imaging. In her current position at Color Reflections, Ms. Mor is the production manager, mentoring and overseeing a staff of 12 employees. Her expertise in the printing industry allows her performance and assessments to carry throughout her career. Ms. Mor graduated from the University of Tel Aviv with her Bachelors of Science degree in Psychology. Color Reflections is not a parent or subsidiary of the Company. (/r)

 Sandra Frasier-Smith – Secretary, Chief Financial Officer, and Director – (r) Ms. Frasier-Smith has more than 20 years of experience in the consumer industry. Ms. Frazier-Smith served as the administrative manager and credit counselor for Lowes Home Improvement Warehouse from 1999 to 2007 in Las Vegas, Nevada where her responsibilities included the training and scheduling of cashiers, assisting in the cash offices, reconciliation of both customer and supplier credit accounts, Head of Safety Committee and training of all employees for special order, credit sales, cash sales and safety procedures. Since April 15, 2008y, Ms. Frazier-Smith currently has held the lead photo technician position at Wal-Mart in Pahrump, Nevada where she currently resides. Neither Lowes Home Improvement nor Wal-Mart is a parent or subsidiary of the Company. (/r)

Board Committees

Silverton Adventures, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee.

Directors

The maximum number of directors Silverton Adventures, Inc. is authorized to have is seven (7).  However, in no event may the Company have less than one director.  Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Sarit Mor	2008	$5,000	-	-	-	-	-	-
Officer and Director	2007	-	-	-	-	-	-	-

Sandra Frasier-Smith	2008	-	-	-	-	-	-	-
Officer and Director	2007	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Silverton Adventures, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Silverton Adventures, Inc.’s incorporation on May 31, 2006, we have not paid any compensation to any officer, director or employee. We plan on paying Sarit Mor $5,000 during calendar year 2008. We do not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Silverton Adventures, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Sarit Mor, President, Treasurer, and Director	10,000,000	90.91%	83.33%

	All Directors and Officers as a group (1 person)	10,000,000	90.91%	83.33%

Footnotes

(1)  The address of each executive officer one director is c/o Silverton Adventures, Inc., 5070 Arville Street #7, Las Vegas, NV 89118

(2)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)  Assumes the sale of the maximum amount of this offering (1,000,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 12,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about May 31, 2006, Sarit Mor, an officer and director of the Company, paid for expenses involved with the incorporation of Silverton Adventures, Inc. with personal funds and performed services on behalf of Silverton Adventures, Inc., in exchange for 10,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Sarit Mor was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1. After this offering, SAI will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, SAI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials SAI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  SAI SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Silverton Adventures, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by SAI of expenses incurred or paid by a director, officer or controlling person of SAI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SAI will, unless in the opinion of SAI legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANACIAL STATEMENTS

a)

Audited Financial Statements for the Period ended June 30, 2008

b)

Reviewed Financial Statements for the Period then ended September 30, 2008

SILVERTON ADVENTURES, INC.

FINANCIAL STATEMENTS

June 30, 2008 and June 30, 2007

C O N T E N T S

Independent Auditors’ Report

Balance Sheets

 F-4

Statements of Operations

 F-5

Statements of Stockholders’ Equity (Deficit)

 F-6

Statements of Cash Flows

Notes to the Financial Statements

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

  PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Silverton Adventures, Inc.

(Formerly Mor Travel, Inc.)

(A Development Stage Company)

We have audited the accompanying balance sheets of Silverton Adventures, Inc. (A Development Stage Company) as of June 30, 2008 and June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008 and 2007 and since inception on May 31, 2006 through June 30, 2008 and 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silverton Adventures, Inc. (A Development Stage Company) as of June 30, 2008 and June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008 and 2007 and since inception on May 31, 2006 through June 30, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company does not have an established source of revenues sufficient to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

September 2, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

SILVERTON ADVENTURES, INC.

(FORMERLY MOR TRAVEL, INC.)

(A Developmental Stage Company)

Balance Sheets

	June 30,	June 30,
	2008	2007
CURRENT ASSETS

Cash	$-	$17
Accounts receivable	-	-

Total Current Assets	-	17

EQUIPMENT, net	7,040	-

TOTAL ASSETS	$7,040	$17

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable	$7,248	$-
Bank overdraft	920	-
Due to shareholder	970	-

Total Current Liabilities	9,138	-

TOTAL LIABILITIES	9,138	-

STOCKHOLDERS' EQUITY

Common stock; 75,000,000 shares authorized,
at $0.001 par value, 11,000,000 and 11,000,000
shares issued and outstanding, respectively	11,000	11,000
Additional paid-in capital	3,235	-
Accumulated deficit	(16,333)	(10,983)

Total Stockholders' Equity	(2,098)	17

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,040	$17

The accompanying notes are an integral part of these financial statements.

SILVERTON ADVENTURES, INC.

(FORMERLY MOR TRAVEL, INC.)

(A Developmental Stage Company)

Statement of Operations

			From Inception	From Inception
	For the	For the	on May 31,	on May 31,
	Year Ended	Year Ended	2006 Through	2006 Through
	June 30,	June 30,	June 30,	March 31,
	2008	2007	2006	2008

REVENUES	$4,125	$-	$-	$4,125
COST OF SALES	2,412	-	-	2,412
GROSS MARGIN	1,713	-	-	1,713

OPERATING EXPENSES

General and administrative	6,560	2,683	8,300	17,543
Depreciation expense	503	-	-	503

Total Operating Expenses	7,063	2,683	8,300	18,046

INCOME (LOSS) FROM OPERATIONS	(5,350)	(2,683)	(8,300)	(16,333)

OTHER INCOME AND EXPENSE

Interest expense	-	-	-	-

LOSS BEFORE TAXES	(5,350)	(2,683)	(8,300)	(16,333)

Income taxes	-	-	-	-

NET LOSS	$(5,350)	$(2,683)	$(8,300)	$(16,333)

BASIC LOSS PER COMMON SHARE	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	11,000,000	10,500,000	7,900,000

The accompanying notes are an integral part of these financial statements.

SILVERTON ADVENTURES, INC.

(FORMERLY MOR TRAVEL, INC.)

(A Developmental Stage Company)

Statement of Stockholders’ Equity

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, May 31, 2006	-	$-	$-	$-	$-

Common stock issued for
cash at $0.001 per share	2,100,000	2,100	-	-	2,100

Common stock issued for
services at $0.001 per share	7,900,000	7,900	-	-	7,900

Net loss for the year
ended June 30, 2006	-	-	-	(8,300)	(8,300)
Balance, June 30, 2006	10,000,000	10,000	-	(8,300)	1,700

Common stock issued for
services at $0.001 per share	1,000,000	1,000	-	-	1,000

Net loss for the year
ended June 30, 2007	-	-	-	(2,683)	(2,683)
Balance, June 30, 2007	11,000,000	11,000	-	(10,983)	17

Contributed capital	-	-	2,235	-	2,235

Common stock rescinded	(1,000,000)	(1,000)	1,000	-	-

Common stock issued for
services at $0.001 per share	1,000,000	1,000	-	-	1,000

Net loss for the year
months ended June 30, 2008	-	-	-	(5,350)	(5,350)
Balance, June 30, 2008	11,000,000	$11,000	$3,235	$(16,333)	$(2,098)

The accompanying notes are an integral part of these financial statements.

SILVERTON ADVENTURES, INC.

(FORMERLY MOR TRAVEL, INC.)

(A Developmental Stage Company)

Statement of Cash Flows

			From Inception	From Inception
	For the	For the	on May 31,	on May 31,
	Year Ended	Year Ended	2006 Through	2006 Through
	June 30,	June 30,	June 30,	March 31,
	2008	2007	2006	2008
OPERATING ACTIVITIES
Net loss	$(5,350)	$(2,683)	$(8,300)	$(16,333)
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation expense	503	-	-	503
Common stock issued for services	1,000	1,000	7,900	9,900
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	-	-	-	-
Increase (decrease) in accounts payable	7,248	(400)	400	7,248
Net Cash Used by Operating Activities	3,401	(2,083)	-	1,318
INVESTING ACTIVITIES
Purchase of property and equipment	(7,543)	-	-	(7,543)
Net Cash Used by Investing Activities	(7,543)	-	-	(7,543)
FINANCING ACTIVITIES
Proceeds from due to related parties	970	-	-	970
Bank overdraft	920	-	-	920
Common stock issued for cash	-	-	2,100	2,100
Contributed capital	2,235	-	-	2,235
Net Cash Used by Financing Activities	4,125	-	2,100	6,225
NET DECREASE IN CASH	(17)	(2,083)	2,100	-
CASH AT BEGINNING OF PERIOD	17	2,100	-	-
CASH AT END OF PERIOD	$-	$17	$2,100	$-
SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$-	$-	$-
Income Taxes	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

SILVERTON ADVENTURES, INC.

(FKA MOR TRAVEL, INC.)

Notes to Financial Statements

June 30, 2008 and 2007

NOTE 1 -

ORGANIZATION AND HISTORY

Silverton Adventures, Inc. (fka Mor Travel, Inc.) (the Company) was incorporated on May 31, 2006 in the State of Nevada. The Company was incorporated to engage in providing travel agency and other travel related services to the public. On December 26, 2007, the Company’s name was changed to Silverton Adventures, Inc. dba as Silverton Print & Mail. The Company’s business was also changed to engage in commercial printing and mailing.

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

The Company uses the accrual method of accounting and has adopted a June 30 fiscal year end.

b.  Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

c.  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Fair Value of Financial Instruments

As at June 30, 2008, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

e. Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on the financial statements.

SILVERTON ADVENTURES, INC.

(FKA MOR TRAVEL, INC.)

Notes to Financial Statements

June 30, 2008 and 2007

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES (Continued)

e. Recently Issued Accounting Pronouncements (Continued)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141.  This revised statement establishes uniform treatment for all acquisitions.  It defines the acquiring company.  The statement further requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date.  It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time.  This statement also makes corresponding significant amendments to other standards that related to business combinations, namely, 109, 142 and various EITF’s.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company believes the implementation of this standard will have no effect on our financial statements.

f. Long-lived Assets-Technology

The Company’s technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

g.   Concentration of Risk

Cash - The Company at times may maintain a cash balance in excess of insured limits. At June 30, 2008, the Company has no cash in excess of insured limits.

SILVERTON ADVENTURES, INC.

(FKA MOR TRAVEL, INC.)

Notes to Financial Statements

June 30, 2008 and 2007

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES (Continued)

h.  Revenue Recognition

The Company recognizes revenues when its services have been completed and accepted by the customer.

i.    Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability  of the amounts  due to us could be  overstated,  which  could have a negative impact on operations.

j.

Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed straight-line over periods ranging from three to five years.

k.

 Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

l.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

SILVERTON ADVENTURES, INC.

(FKA MOR TRAVEL, INC.)

Notes to Financial Statements

June 30, 2008 and 2007

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES (Continued)

l.

Income Taxes  (Continued)

	June 30, 2008	June 30, 2007
Income tax expense at statutory rate	$ (2,086))	$ (1,046))
Common stock issued for services	390	390)
Valuation allowance	1,696	656
Income tax expense per books	$ -)	$ -)

Net deferred tax assets consist of the following components as of:

	June 30, 2008	June 30, 2007
NOL carryover	$ 2,509)	$ 813)
Valuation allowance	(2,509)	(813)
Net deferred tax asset	$ -)	$ -)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $6,433 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 3 -   GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company intends to raise additional capital to develop a customer base and establish a revenue stream. When and if these activities provide sufficient revenues it would  allow it to continue as a going concern. In the interim the Company is working toward raising operating capital through the private placement of its common stock or debt instruments.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

SILVERTON ADVENTURES, INC.

(FKA MOR TRAVEL, INC.)

Notes to Financial Statements

June 30, 2008 and 2007

NOTE 4 -

SIGNIFICANT EVENTS

During the year ended June 30, 2006, the Company sold 2,100,000 shares of its common stock at $0.001 per share.

During the year ended June 30, 2006, the Company sold 7,900,000 shares of its common stock for services at $0.001 per share.

During the year ended June 30, 2007, the Company issued 1,000,000 shares of its common stock for services at $0.001 per share.

On December 27, 2007, the Company rescinded 1,000,000 shares of its common stock previously issued for services at $0.001 per share.

On December 28, 2007, the Company issued 1,000,000

shares of its common stock for consulting services at $0.001 per share.

NOTE 5 -    EQUIPMENT

Property and equipment are stated at cost.  Depreciation expense for the years ended June 30, 2008 and June 30, 2007 amounted to $503 and $-0-, respectively.  Gains from losses on sales and disposals are included in the statements of operations.  Maintenance and repairs are charged to expense as incurred.  As of June 30, 2008 and June 30, 2007 equipment consisted of the following:

       2008

2007

Equipment

$

7,543

$

          -

Accumulated Depreciation

 (503)

          -

Total

$

7,040

$

          -

SILVERTON ADVENTURES, INC.

FINANCIAL STATEMENTS

September 30, 2008 and June 30, 2008

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Silverton Adventures, Inc.

(A Development Stage Company)

We have reviewed the accompanying condensed balance sheets of Silverton Adventures, Inc. (A Development Stage Company) as of September 30, 2008, and the related condensed statements of operations and cash flows for the three-month periods ended September 30, 2008 and 2007 and from inception on May 31, 2006 through September 30, 2008. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheets of Silverton Adventures, Inc. (A Development Stage Company) as of June 30, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated September 2, 2008, we expressed an opinion with a going concern paragraph on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of June 30, 2008 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

December 2, 2008

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

Silverton Adventures, Inc.

(A Developmental Stage Company)

Balance Sheets

ASSETS
	September 30,	June 30,
	2008	2008
	(unaudited)
CURRENT ASSETS
Cash	$32	$-
Accounts receivable	-	-
Total Current Assets	32	-

EQUIPMENT, net	6,663	7,040
TOTAL ASSETS	$6,695	$7,040

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$9,327	$7,248
Bank overdraft	-	920
Due to shareholder	6,075	970
Total Current Liabilities	15,402	9,138

TOTAL LIABILITIES	15,402	9,138

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock; 75,000,000 shares authorized,
at $0.001 par value, 11,000,000 and 11,000,000
shares issued and outstanding, respectively	11,000	11,000
Additional paid-in capital	3,235	3,235
Deficit accumulated during the development stage	(22,942)	(16,333)

Total Stockholders' Equity (Deficit)	(8,707)	(2,098)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$6,695	$7,040

The accompanying notes are an integral part of these financial statements.

Silverton Adventures, Inc.

(A Developmental Stage Company)

Statement of Operations

(Unaudited)

			From Inception
	For the Three	For the Three	on May 31,
	Months Ended	Months Ended	2006 Through
	September 30,	September 30,	September 30,
	2008	2007	2008

REVENUES	$6,614	$-	$10,739
COST OF SALES	349	-	2,761
GROSS MARGIN	6,265	-	7,978

OPERATING EXPENSES

General and administrative	12,497	32	30,040
Depreciation expense	377	-	880

Total Operating Expenses	12,874	32	30,920

INCOME (LOSS) FROM OPERATIONS	(6,609)	(32)	(22,942)

OTHER INCOME AND EXPENSE

Interest expense	-	-	-

LOSS BEFORE TAXES	(6,609)	(32)	22,942)

Income tax expense	-	-	-

NET LOSS	$(6,609)	$(32)	$(22,942)

BASIC LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	11,000,000	10,500,000

The accompanying notes are an integral part of these financial statements.

Silverton Adventures, Inc.

(A Developmental Stage Company)

Statement of Stockholders’ Equity (Deficit)

(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Balance, May 31, 2006	-	$-	$-	$-	$-

Common stock issued for
cash at $0.001 per share	2,100,000	2,100	-	-	2,100
Common stock issued for
services at $0.001 per share	7,900,000	7,900	-	-	7,900
Net loss for the year
ended June 30, 2006	-	-	-	(8,300)	(8,300)
Balance, June 30, 2006	10,000,000	10,000	-	(8,300)	1,700

Common stock issued for
services at $0.001 per share	1,000,000	1,000	-	-	1,000
Net loss for the year
ended June 30, 2007	-	-	-	(2,683)	(2,683)
Balance, June 30, 2007	11,000,000	11,000	-	(10,983)	17

Contributed capital	-	-	2,235	-	2,235
Common stock rescinded	(1,000,000)	(1,000)	1,000	-	-
Common stock issued for
services at $0.001 per share	1,000,000	1,000	-	-	1,000
Net loss for the year
ended June 30, 2008	-	-	-	(5,350)	(5,350)
Balance, June 30, 2008	11,000,000	11,000	3,235	(16,333)	(2,098)

Net loss for the three months
ended September 30, 2008	-	-	-	(6,609)	(6,609)
Balance, September 30, 2008	11,000,000	$11,000	$3,235	$(22,942)	$(8,707)

The accompanying notes are an integral part of these financial statements.

Silverton Adventures, Inc.

(A Developmental Stage Company)

Statement of Cash Flows

(Unaudited)

			From Inception
	For the Three	For the Three	on May 31,
	Months Ended	Months Ended	2006 Through
	September 30,	September 30,	September 30,
OPERATING ACTIVITIES
Net loss	$(6,609)	$(32)	$(22,942)
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation expense	377	-	880
Common stock issued for services	-	-	9,900
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	-	-	-
Increase (decrease) in accounts payable	2,079	-	9,327
Net Cash Used in Operating Activities	(4,153)	(32)	(2,835)
INVESTING ACTIVITIES
Purchase of property and equipment	-	-	(7,543)
Net Cash Used in Investing Activities	-	-	(7,543)

FINANCING ACTIVITIES
Proceeds from due to related parties	5,105	-	6,075
Bank overdraft	-	-	-
Common stock issued for cash	-	1,020	2,100
Contributed capital	-	-	2,235

Net Cash Provided by Financing Activities	5,105	1,020	10,410
NET DECREASE IN CASH	952	988	32
CASH AT BEGINNING OF PERIOD	(920)	17	-
CASH AT END OF PERIOD	$32	$1,005	$32
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

SILVERTON ADVENTURES, INC.

Notes to the Condensed Financial Statements

September 30, 2008 and June 30, 2008

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2008, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s June 30, 2008 audited financial statements.  The results of operations for the periods ended September 30, 2008 and 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

SILVERTON ADVENTURES, INC.

Notes to the Condensed Financial Statements

September 30, 2008 and June 30, 2008

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by SAI in connection with the sale of the common stock being registered. SAI has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$2,500
Accounting Fees	$2,500
Escrow Fees	$1,500

Total	$6,500

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Silverton Adventures, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. SAI indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, SAI shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Silverton Adventures, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Silverton Adventures, Inc. or is or was serving at the request of Silverton Adventures, Inc. as a director, officer, employee or agent of Silverton Adventures, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Silverton Adventures, Inc.. Silverton Adventures, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Silverton Adventures, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Silverton Adventures, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

(r) On or about May 31, 2006, Sarit Mor was issued 2,100,000 shares of common stock for expenses paid on behalf of the Company related to the incorporation of the Company in the amount of $2,100. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about May 31, 2006, Sarit Mor was issued 7,900,000 shares of common stock for consulting services related to the preparation and set up of the Company’s business office. These shares were valued at $0.001 per share or $7,900 USD in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about July 1, 2006, Ted D. Campbell II was issued 500,000 shares of common stock for consulting services related to the preparation of the corporate minute book, corporate bylaws, and related documents. These shares were valued at $0.001 per share, or $500 USD in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about July 1, 2006, Randy Brumbaugh was issued 500,000 shares of common stock for consulting services related to the preparation of the corporate minute book, corporate bylaws, and related documents. These shares were at $0.001 per share, or $500 USD in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about December 27, 2008, the 500,000 shares of common stock issued to Ted D. Campbell II were rescinded by the Company.

On or about December 27, 2008, the 500,000 shares of common stock issued to Randy Brumbaugh were rescinded by the Company.

On or about December 28, 2008, Paul Falcon was issued 500,000 shares of common stock for consulting services related to the set up of the Company’s computer and telephone systems. These shares were valued at $0.001 per share, or $500 USD in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about December 28, 2008, Ron Miller was issued 500,000 shares of common stock for consulting services related to the preparation of the Company’s marketing materials and sales program. These shares were valued at $0.001 per share, or $500 USD in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

All of the transactions above were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no principal underwriters were used. (/r)

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

       Exhibit No.

Name/Identification of Exhibit

3

Articles of Incorporation and Bylaws

a)

Articles of Incorporation filed on May 31, 2006 (as filed on September 23, 2008 on original Form S-1 and hereby incorporated by reference).

b)

Bylaws adopted on June 2, 2006 (as filed on September 23, 2008 on original Form S-1 and hereby incorporated by reference).

5

Opinion on Legality

a)

Opinion of Randall Brumbaugh, Esq. (as filed on September 23, 2008 on original Form S-1 and hereby incorporated by reference).

15.1

Consent of Independent Auditor (Audit June 30, 2008)  (as filed on September 23, 2008 on Original Form

                       S-1 and hereby incorporated by reference).

23

Consent of Experts

a)

Consent of Randall Brumbaugh, Esq. (as filed on September 23, 2008 on original Form S-1 and hereby incorporated by reference)

b)

Consent of Independent Auditor (as filed on September 23, 2008 on original Form S-1 and hereby incorporated by reference)

99

Additional Exhibits

a)

Escrow Agreement (as filed on September 23, 2008 on original Form S-1 and hereby incorporated by reference)

b)

Subscription Agreement (as filed on September 23, 2008 on original Form S-1 and hereby incorporated by reference)

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas, State of Nevada on December 16, 2008.

Silverton Adventures, Inc.
(Registrant)

By: /s/ Sarit Mor
Sarit Mor
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sarit Mor	President and Director Chief Executive Officer	December 16, 2008
Sarit Mor

/s/ Sandra Frasier-Smith	Secretary Chief Financial Officer	December 16, 2008
Sandra Frasier-Smith

/s/ Sarit Mor	Treasurer Chief Accounting Officer	December 16, 2008
Sarit Mor